Exhibit 4.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED DECLARATION

OF TRUST

PNC CAPITAL TRUST E

Dated as of February 13, 2008

i

SECTION 14.6	Partial Enforceability.	58

SECTION 14.7	Further Assurances.	58

SECTION 14.8	Benefits of Declaration.	59

SECTION 14.9	Counterparts.	59

ANNEX I	TERMS OF SECURITIES	I-1
EXHIBIT A-1	FORM OF TRUST PREFERRED SECURITY CERTIFICATE	A-1-1
EXHIBIT A-2	FORM OF TRUST COMMON SECURITY CERTIFICATE	A-2-1
EXHIBIT B	SPECIMEN OF JUNIOR SUBORDINATED NOTE	B-1
EXHIBIT C	UNDERWRITING AGREEMENT	C-1

CROSS-REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Declaration
310(a)	5.3(a)
310(c)	Inapplicable
311(c)	Inapplicable
312(a)	2.2(a)
312(b)	2.2(b)
313	2.3
314(a)	2.4
314(b)	Inapplicable
314(c)	2.5
314(d)	Inapplicable
314(f)	Inapplicable
315(a)	3.13(b)
315(c)	3.13(a)
315(d)	3.13(a)
316(a)	Annex I
316(c)	3.10(e)

*	This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

v

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

OF

PNC CAPITAL TRUST E

February 13, 2008

SECOND AMENDED AND RESTATED DECLARATION OF TRUST (“Declaration”) dated and effective as of February 13, 2008, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration;

WHEREAS, BNYM (Delaware), formerly known as The Bank of New York (Delaware), is the Delaware Trustee (as defined herein), and The Bank of New York is the Property Trustee (as defined herein);

WHEREAS, the Sponsor and Bankers Trust (Delaware), as the Initial Trustee (the “Initial Trustee”) established PNC Capital Trust E (the “Trust”), a trust under the Statutory Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of April 16, 1998 (the “Original Declaration”) and a Certificate of Trust filed with the Secretary of State of the State of Delaware effective on April 16, 1998, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain JSNs (as defined herein) of the JSN Issuer (as defined herein);

WHEREAS, the Delaware Trustee and the Sponsor entered into a First Amended and Restated Declaration of Trust dated as of January 9, 2007 (the “First Amended and Restated Declaration of Trust”) pursuant to which, among other things, the Sponsor replaced the Initial Trustee with the Delaware Trustee;

WHEREAS, as of the date hereof, no interests in the Trust have been issued;

WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Trust Common Securities by the Trust to the Sponsor, (ii) the issuance and sale of the Trust Preferred Securities (as defined herein) by the Trust pursuant to the Underwriting Agreement (as defined herein), (iii) the acquisition by the Trust from the Sponsor of all of the right, title and interest in the JSNs, and (iv) the appointment of the Regular Trustees (as defined herein).

NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act (as defined herein) and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

ARTICLE I

INTERPRETATION AND DEFINITIONS

SECTION 1.1 Definitions.

Unless the context otherwise requires:

(a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b) a term defined anywhere in this Declaration has the same meaning throughout;

(c) all references to “the Declaration” or “this Declaration” are to this Declaration as modified, supplemented or amended from time to time;

(d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

(e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

(f) a reference to the singular includes the plural and vice versa.

“Act” has the meaning set forth in Section 12.3(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Officer” of a Person means any Person that is authorized to bind such Person.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Sponsor to have been duly adopted by the Sponsor’s Board of Directors, or such committee of the Board of Directors duly authorized to act hereunder, and to be in full force and effect on the date of such certification, and delivered to the Trustees or any of them.

“Book Entry Interest” means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.3.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York, the City of Pittsburgh, Pennsylvania or the Commonwealth of Pennsylvania or the City of Wilmington, Delaware, are authorized or obligated by any applicable law, regulation or executive order to close.

“Certificate” means a Trust Common Security Certificate or a Trust Preferred Security Certificate.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as depositary for the Trust Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Trust Preferred Securities.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means February 13, 2008.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

“Commission” means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Indemnified Person” means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, stockholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

“Company Order” means a written request or order signed in the name of the Sponsor by its Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Property Trustee.

“Corporate Trust Office” has the meaning set forth in Section 9.1(a).

“Covered Person” means: (a) any officer, director, stockholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust’s Affiliates; and (b) any Holder of Securities.

“Definitive Trust Preferred Security Certificates” has the meaning set forth in Section 9.3.

“Delaware Trustee” means BNYM (Delaware) until a successor Delaware Trustee shall have become such pursuant to the applicable provisions of this Declaration, and thereafter “Delaware Trustee” shall mean or include each such Person who is then a Delaware Trustee hereunder.

“Distribution” has the meaning set forth in Section 6.1.

“Distribution Date” has the meaning set forth in Section 2(a) of Annex I.

“Distribution Period” has the meaning set forth in Section 2(a) of Annex I.

“DTC” means The Depository Trust Company, the initial Clearing Agency.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the occurrence of an Indenture Default with respect only to the JSNs owned by the Trust;

(b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(c) default by the Trust in the payment of any Redemption Price or Repayment Price of any Security when it becomes due and payable;

(d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (b) or (c) of this definition) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Trustees and the Sponsor by the Holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the occurrence of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed by the Sponsor within a period of 90 days thereof.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Federal Reserve” means the Board of Governors of the Federal Reserve System applicable to bank holding companies, or any successor federal bank regulatory agency having primary jurisdiction over the Sponsor.

“Fiduciary Indemnified Person” has the meaning set forth in Section 10.4(b).

“First Amended and Restated Declaration of Trust” has the meaning set forth in the recitals hereto.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of February 13, 2008, between the JSN Issuer and the JSN Trustee.

“Fiscal Year” has the meaning set forth in Section 11.1.

“Global Certificate” has the meaning set forth in Section 9.3.

“Holder” means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

“Indemnified Person” means a Company Indemnified Person or a Fiduciary Indemnified Person.

“Indenture” means the Amended and Restated Junior Subordinated Indenture, dated as of February 13, 2008, as supplemented and amended by the First Supplemental Indenture, between the JSN Issuer and the JSN Trustee, pursuant to which the JSNs are to be issued.

“Indenture Default” in respect of the Securities means an Enforcement Event (as defined in the Indenture) or Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the JSNs.

“Initial Trustee” has the meaning set forth in the recitals hereto.

“Investment Company” means an investment company that is required to be registered under the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

“JSN Issuer” means The PNC Financial Services Group, Inc. (or the Sponsor) in its capacity as issuer of the JSNs under the Indenture.

“JSNs” means the 7  3/4% Junior Subordinated Notes due March 15, 2068 to be issued by the JSN Issuer under the Indenture and to be held by the Property Trustee, a specimen certificate for such series of JSNs being Exhibit B.

“JSN Subscription Agreement” means the Junior Subordinated Note Subscription Agreement, dated February 13, 2008, between the Sponsor and the Trust.

“JSN Trustee” means The Bank of New York, solely in its capacity as trustee and not in its individual capacity under the Indenture until a successor JSN Trustee shall have become such pursuant to the applicable provisions of this Declaration, and thereafter “JSN Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “JSN Trustee” as used with respect to Securities of that series.

“Legal Action” has the meaning set forth in Section 3.10(k).

“Like Amount” has the meaning set forth in Section 8.2(a).

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Liquidation Amount” means the stated liquidation amount of $25 per Security.

“Liquidation Date” means the date on which JSNs are to be distributed to Holders of Securities in connection with a dissolution and liquidation of the Issuer Trust pursuant to Section 8.2.

“Liquidation Distribution” has the meaning set forth in Section 8.2(d).

“Liquidation Distribution Date” has the meaning set forth in Section 3(a) of Annex I.

“Majority in Liquidation Amount” means, with respect to a Security, except as provided in the terms of such Security or by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class who are the record holders of an aggregate Liquidation Amount representing more than 50% of the aggregate Liquidation Amount of all such Securities then outstanding.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, of such Person, and delivered to the Property Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Sponsor and who shall be acceptable to the Trustee.

“Optional Deferral Period” has the meaning set forth in Section 2(d) of Annex I.

“Original Declaration” has the meaning set forth in the recitals hereto.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.16 and shall initially be the Property Trustee.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained with the Property Trustee in its trust department for the benefit of the Holders in which all amounts paid in respect of the JSNs will be held and from which the Property Trustee, through the Paying Agent, shall make Distribution payments, redemption and repayment payments, payments upon the maturity of the JSNs and other payments to the Holders.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“PNC” means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

“Property Trustee” means The Bank of New York until a successor Property Trustee shall have become such pursuant to the applicable provisions of this Declaration, and thereafter “Property Trustee” shall mean or include each such Person who is then a Property Trustee hereunder.

“Property Trustee Account” has the meaning set forth in Section 3.12(c).

“Quorum” means any two Regular Trustees or, if there is only one or two Regular Trustees, one Regular Trustee.

“Redemption Date” has the meaning set forth in Section 4(a) of Annex I.

“Redemption Notice” has the meaning set forth in Section 4(f) of Annex I.

“Redemption Price” has the meaning set forth in Section 4(a) of Annex I.

“Regular Trustee” has the meaning set forth in Section 5.1.

“Related Party” means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

“Repayment Date” has the meaning set forth in Section 4(a) of Annex I.

“Repayment Notice” has the meaning set forth in Section 4(f) of Annex I.

“Repayment Price” has the meaning set forth in Section 4(a) of Annex I.

“Responsible Officer” means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee with direct responsibility for the administration of this Declaration and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Rule 3a-5” means Rule 3a-5 under the Investment Company Act.

“Rule 3a-7” means Rule 3a-7 under the Investment Company Act.

“Securities” means the Trust Common Securities and the Trust Preferred Securities.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation.

“Securities Register” has the meaning set forth in Section 9.1(b).

“Securities Registrar” has the meaning set forth in Section 9.1(b).

“Special Event” means each of a Tax Event, Investment Company Event, Rating Agency Event or a Capital Treatment Event (each as defined in the Indenture).

“Sponsor” means The PNC Financial Services Group, Inc. until a successor Person shall have become such pursuant to the applicable provisions of this Declaration, and thereafter “Sponsor” means such successor Person.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as amended from time to time, or any successor legislation.

“Successor Delaware Trustee” has the meaning set forth in Section 5.6(b)(ii).

“Successor Entity” has the meaning set forth in Section 3.20(b)(i).

“Successor Property Trustee” has the meaning set forth in Section 5.6(b)(i).

“Successor Securities” has the meaning set forth in Section 3.20(b)(b)(i)(B).

“Super Majority” has the meaning set forth in Section 2.8(a)(ii).

“10% in Liquidation Amount” means, with respect to a Security, except as provided in the terms of such Security or by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class who are the record holders of an aggregate Liquidation Amount representing 10% or more of the aggregate Liquidation Amount of all such Securities then outstanding.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust Common Security” has the meaning set forth in Section 7.1(a).

“Trust Common Security Certificate” means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit A-2.

“Trust Common Security Subscription Agreement” means the Trust Common Security Subscription Agreement, dated February 13, 2008, between the Sponsor and the Trust.

“Trustee” or “Trustees” means each Person who has signed this Declaration as a trustee, whether as a Regular Trustee, Delaware Trustee or Property Trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except that any amendments hereto shall conform to the requirements of the Trust Indenture Act as then in effect.

“Trust Preferred Securities Guarantee” means the Trust Preferred Securities Guarantee Agreement dated as of February 13, 2008 by and between the Sponsor and the Bank of New York, as trustee, in respect of the Trust Preferred Securities.

“Trust Preferred Security” has the meaning set forth in Section 7.1(a).

“Trust Preferred Security Beneficial Owner” means, with respect to a Book Entry Interest in a Trust Preferred Security, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Trust Preferred Security Certificate” means a certificate representing a Trust Preferred Security substantially in the form of Exhibit A-1.

“Trust Property” means (a) the JSNs, (b) any cash on deposit in, or owing to, the Property Trustee Account, and (c) all proceeds and rights in respect of the foregoing or any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the terms of this Declaration.

“Underwriting Agreement” means the Underwriting Agreement for the offering and sale of Trust Preferred Securities in the form of Exhibit C.

ARTICLE II

TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application.

(a) This Declaration is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Trustee that is a Trustee for the purposes of the Trust Indenture Act.

(c) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2 Conflict with the Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required or deemed under such Act to be a part of and govern this Declaration, the required or deemed provisions shall control. If any provision of this Declaration modifies or excludes any provisions of the Trust Indenture Act that may be so modified or excluded under such Act, the modified or excluded provisions shall be deemed to apply to this Declaration as so modified or to be excluded, as the case may be.

SECTION 2.3 Lists of Holders of Securities.

(a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) within 15 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities (“List of Holders”) as of such record date, provided, that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time if the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided, that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) The Property Trustee shall comply with its obligations under §§ 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.4 Reports by the Property Trustee.

Within 60 days after May 15 of each year commencing with the year 2008, the Property Trustee shall transmit to the Holders of the Trust Preferred Securities for which it is Property Trustee hereunder, as their names and addresses appear in the Securities Register, a brief report dated as of such May 15 in accordance with, and to the extent required under, Section 313 of the Trust Indenture Act.

SECTION 2.5 Periodic Reports to Property Trustee.

The Sponsor shall:

(a) file with the Property Trustee, within 15 days after the Sponsor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Sponsor may be required to file, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Sponsor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Property Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Property Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Sponsor with the conditions and covenants of this Declaration as may be required from time to time by such rules and regulations; and

(c) transmit by mail to all Holders, as their names and addresses appear in the Securities Register, within 30 days after the filing thereof with the Property Trustee, such summaries of any information, documents and reports required to be filed by the Sponsor pursuant to paragraphs (a) and (b) of this Section 2.5 as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Sponsor’s compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 2.6 Evidence of Compliance with Conditions Precedent.

The Sponsor and the Regular Trustees shall deliver to the Property Trustee, within 120 days after the end of each Fiscal Year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Sponsor (a) giving a review of the activities of the Sponsor during such year and of performance under this Declaration, which has been made under his supervision, and (b) stating whether, to the best of their knowledge and based on such review, the Sponsor and each of the Regular Trustees have been in compliance with all the conditions and covenants applicable to them under this Declaration throughout such year and, if any of them are or have at any time during such year been in default of such conditions and covenants, specifying all such defaults and the nature and status thereof. For the purpose of this Section 2.6, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Declaration.

SECTION 2.7 Compliance Certificate and Opinions.

Upon any application or request by the Sponsor to the Property Trustee to take any action under any provision of this Declaration, the Sponsor shall furnish to the Property Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Declaration relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Any Officers’ Certificate or Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

(a) a statement that each individual signing the Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with provided, that the term “Officers’ Certificate,” when used with reference to Regular Trustees who are natural persons shall mean a certificate signed by two or more of the Regular Trustees which otherwise satisfied the foregoing requirements.

SECTION 2.8 Event of Default; Waiver.

(a) The Holders of a Majority in Liquidation Amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Event of Default and its consequences, provided, that, in the case of an Event of Default which is an Indenture Default, if the underlying Indenture Default:

(i) is not waivable under the Indenture, the Event of Default shall also not be waivable; or

(ii) is waivable only with the consent of holders of more than a majority in principal amount of the JSNs (a “Super Majority”) affected thereby, only the Holders of at least the proportion in aggregate Liquidation Amount of the Trust Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the JSNs outstanding may waive such Event of Default.

The foregoing provisions of this Section 2.8(a) shall be in lieu of § 316(a)(1)(B) of the Trust Indenture Act and such § 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Event of Default with respect to the Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Trust Preferred Securities of an Event of Default with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Trust Common Securities of any such Event of Default with respect to the Trust Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Trust Common Securities.

(b) The Holders of a Majority in Liquidation Amount of the Trust Common Securities may, by vote, on behalf of the Holders of all of the Trust Common Securities, waive any past Event of Default with respect to the Trust Common Securities and its consequences, provided, that, in the case of an Event of Default which is an Indenture Default, if the underlying Indenture Default:

(i) is not waivable under the Indenture, except where the Holders of the Trust Common Securities are deemed to have waived such Event of Default under the Declaration as provided in this Section 2.8(b), the Event of Default shall also not be waivable; or

(ii) is waivable only with the consent of a Super Majority, except where the Holders of the Trust Common Securities are deemed to have waived such Event of Default under the Declaration as provided in this Section 2.8(b), only the Holders of at least the proportion in aggregate Liquidation Amount of the Trust Common Securities that the relevant Super Majority represents of the aggregate principal amount of the JSNs outstanding may waive such Event of Default in respect of the Trust Common Securities under the Declaration;

provided, further each Holder of Trust Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Trust Common Securities and its consequences until all Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of §§ 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such §§ 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.8(b), upon the waiver of an Event of Default by the Holders of a Majority in Liquidation Amount of the Trust Common Securities, any such Event of Default shall cease to exist and any Event of Default with respect to the Trust Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Event of Default with respect to the Trust Common Securities or impair any right consequent thereon.

(c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Trust Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.8(c) shall be in lieu of § 316(a)(1)(B) of the Trust Indenture Act and such § 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.9 Event of Default; Notice.

(a) The Property Trustee shall, within 60 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, as their names and addresses appear in the Securities Register, notices of (i) all Events of Default actually known to a Responsible Officer of the Property Trustee, unless such Events of Default have been cured before the giving of such notice and (ii) any notice of an Indenture Default received from the JSN Trustee with respect to the JSNs, which notice from the Property Trustee to the Holders shall state that an Indenture Default also constitutes an Event of Default with respect to the Securities; provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the JSNs, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

(b) When the Property Trustee incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

ARTICLE III

ORGANIZATION

SECTION 3.1 Name.

The Trust is named “PNC Capital Trust E,” as such name may be modified from time to time by the Regular Trustees following written notice to the Property Trustee, the Delaware Trustee and the Holders of Securities. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 3.2 Office.

The address of the principal office of the Trust is c/o The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2407. On ten Business Days written notice to the Property Trustee, the Delaware Trustee and the Holders of Securities, the Regular Trustees may designate another principal office.

SECTION 3.3 Purpose.

The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities and use the proceeds from such sale to acquire the JSNs, and (b) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4 Authority.

The Sponsor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5 Title to Property of the Trust.

Except as provided in Section 3.12 with respect to the JSNs and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Property Trustee for the benefit of the Holders. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6 Initial Contribution of Trust Property.

The Trust acknowledges receipt in trust from the Sponsor in connection with this Declaration of the sum of $10, which constitutes the initial Trust Property. The Sponsor shall pay all organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Sponsor shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 3.7 Issuance of the Trust Preferred Securities.

The Sponsor, both on its own behalf and on behalf of the Trust pursuant to the First Amended and Restated Declaration of Trust, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Declaration, a Regular Trustee, on behalf of the Trust, shall execute, manually or by facsimile, in accordance with Section 7.1(a), the Property Trustee shall, upon receipt of a Company Order, authenticate in accordance with Section 7.1(a) and the Trust shall deliver to the Underwriters (as defined in the Underwriting Agreement), Trust Preferred Security Certificates, registered in the names requested by the Underwriters, in an aggregate amount of 18,000,000 Trust Preferred Securities having an aggregate Liquidation Amount of $450,000,000, against receipt of the aggregate purchase price of such Trust Preferred Securities of $450,000,000 by the Trust.

SECTION 3.8 Issuance of the Trust Common Securities; Subscription and Purchase of JSNs.

Contemporaneously with the execution and delivery of this Declaration and the execution and delivery of the Trust Common Security Purchase Agreement, a Regular Trustee, on behalf of the Trust, shall execute, manually or by facsimile, in accordance with Section 7.1(a), the Property Trustee shall, upon receipt of a Company Order, authenticate in accordance with Section 7.1(a) and the Trust shall deliver to the Sponsor a Trust Common Security Certificate, registered in the name of the Sponsor, in an aggregate amount of 400 Trust Common Securities having an aggregate Liquidation Amount of $10,000 against receipt of the aggregate purchase price of such Trust Common Securities of $10,000 by the Trust. Contemporaneously therewith, a Regular Trustee, on behalf of the Trust and pursuant to the JSN Subscription Agreement, shall subscribe for and purchase from the Sponsor the JSNs, registered in the name of the Trust and having an aggregate principal amount equal to $450,010,000 and, in satisfaction of the purchase price for such JSNs, the Property Trustee, on behalf of the Trust, shall deliver to the Sponsor the sum of $450,010,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 3.7, and (ii) the first sentence of this Section 3.8) and receive on behalf of the Trust the JSNs.

SECTION 3.9 Additional Trust Preferred Securities.

The Trust may from time to time issue additional Trust Preferred Securities without the consent of, or notice to, the Holders or the holders of the JSNs, provided that:

(a) the Trust receives an Opinion of Counsel experienced in such matters that, after the issuance of such additional Trust Preferred Securities, the Trust will continue to be classified for United States federal income tax purposes as a grantor trust, that the issuance will not result in a gain or loss to existing Holders and that such additional Trust Preferred Securities will be fungible with the Trust Preferred Securities originally issued by the Trust for United States federal income tax purposes;

(b) the Trust receives an Opinion of Counsel experienced in such matters that, after the issuance of such additional Trust Preferred Securities, the Trust will not be required to register as an Investment Company under the Investment Company Act; and

(c) the Trust concurrently purchases JSNs having a principal amount equal to the Liquidation Amount of such additional Trust Preferred Securities.

Any such additional Trust Preferred Securities will have the same terms as and will be part of the same series as the Trust Preferred Securities originally issued by the Trust.

SECTION 3.10 Powers and Duties of the Regular Trustees.

Once appointed, the Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

(a) to issue and sell the Trust Preferred Securities and the Trust Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Trust Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities;

(b) to execute the Securities on behalf of the Trust in accordance with this Declaration;

(c) to execute and deliver the JSN Subscription Agreement and the Trust Common Security Subscription Agreement on behalf of the Trust;

(d) in connection with the issue and sale of the Trust Preferred Securities, at the direction of the Sponsor, to:

(i) execute and file with the Commission on behalf of the Trust a registration statement on Form S-3 or on another appropriate form, or a registration statement under Rule 462(b) of the Securities Act, in each case prepared by the Sponsor, including any post-effective amendments, prospectuses, free writing prospectuses and other documents relating thereto, relating to the registration under the Securities Act of the Trust Preferred Securities;

(ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Trust Preferred Securities in any State in which the Sponsor has determined to qualify or register such Trust Preferred Securities for sale;

(iii) execute and file an application, prepared by the Sponsor, to the New York Stock Exchange or any other national stock exchange for listing upon notice of issuance of any Trust Preferred Securities;

(iv) execute and file with the Commission on behalf of the Trust a registration statement on Form 8-A, prepared by the Sponsor, including any pre-effective or post-effective amendments thereto, relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act; and

(v) causing the Trust to perform the transactions contemplated by and its obligations under the Underwriting Agreement providing for the sale of the Trust Preferred Securities;

(e) to execute and deliver the closing certificates, if any, pursuant to the Underwriting Agreement;

(f) to execute and deliver an application for a taxpayer identification number for the Trust;

(g) to acquire the JSNs with the proceeds of the sale of the Trust Preferred Securities and the Trust Common Securities; provided, however, that the Regular Trustees shall cause legal title to the JSNs to be held of record in the name of the Property Trustee for the benefit of the Holders of the Trust Preferred Securities and the Holders of Trust Common Securities;

(h) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided, that the Regular Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any ministerial action in relation to a Special Event;

(i) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of §316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Trust Preferred Securities and Holders of Trust Common Securities as to such actions and applicable record dates;

(j) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of this Declaration and the Securities;

(k) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless pursuant to Section 3.12(e), the Property Trustee has the exclusive power to bring such Legal Action;

(l) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

(m) to cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;

(n) to give the certificate required by § 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

(o) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

(p) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

(q) to give prompt written notice to the Holders of the Securities of any notice received from the JSN Issuer of its election to defer payments of interest on the JSNs by extending the interest payment period under the Indenture;

(r) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities and the Holders of the Common Securities or to enable the Trust to effect the purposes for which the Trust was created;

(s) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.10, including, but not limited to:

(i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

(ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

(iii) cooperating with the JSN Issuer to ensure that the JSNs will be treated as indebtedness of the JSN Issuer for United States federal income tax purposes;

provided, that any such action does not materially and adversely affect the interests of Holders;

(t) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust; and

(u) to execute and deliver all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

The Regular Trustees must exercise the powers set forth in this Section 3.10 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

Subject to this Section 3.10, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.12.

Any expenses incurred by the Regular Trustees pursuant to this Section 3.10 shall be reimbursed by the JSN Issuer.

SECTION 3.11 Prohibition of Actions by the Trust and the Trustees.

(a) The Trust shall not, and the Trustees (including the Property Trustee) shall not cause the Trust to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not:

(i) invest any proceeds received by the Trust from holding the JSNs, but shall promptly distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

(ii) acquire any assets other than as expressly provided herein;

(iii) possess Trust property for other than a Trust purpose;

(iv) make any loans or incur any indebtedness;

(v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever (except to the extent expressly authorized in this Declaration or by the terms of the Securities);

(vi) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders of Securities, except as expressly provided herein;

(vii) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien in any of the Trust Property adverse to the interest of the Trust or the Holders of the Securities in their capacity as Holders;

(viii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

(ix) other than as provided in this Declaration or Annex I, (A) direct the time, method and place of exercising any trust or power conferred upon the JSN Trustee with respect to the JSNs, (B) waive any past Event of Default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the JSNs shall be due and payable or (D) consent to any amendment, modification or termination of the Indenture or the JSNs where such consent shall be required unless the Trust shall have obtained an opinion of nationally recognized tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

SECTION 3.12 Powers and Duties of the Property Trustee.

(a) The legal title to the JSNs shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the JSNs shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the JSNs have been executed and delivered.

(b) The Property Trustee shall not transfer its right, title and interest in the JSNs to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

(c) The Property Trustee shall:

(i) establish and maintain a segregated non-interest bearing trust account (the “Property Trustee Account”) in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the JSNs held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Trust Preferred Securities and Holders of the Trust Common Securities from the Property Trustee Account in accordance with Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness assigned by a “nationally recognized statistical rating organization,” as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, is at least equal to the rating assigned to the Trust Preferred Securities by a nationally recognized statistical rating organization;

(ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities and the Trust Common Securities to the extent the JSNs are redeemed or mature;

(iii) upon written notice from the JSN Trustee pursuant to the Indenture (including, without limitation, pursuant to Section 2.07 of the First Supplemental Indenture), the Property Trustee shall promptly transmit such notice to each Holder; and

(iv) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the JSNs to Holders of Securities upon the occurrence of certain Special Events or other specified circumstances pursuant to the terms of the Securities.

(d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.

(e) Subject to Section 2.6, the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee’s duties and obligations under this Declaration or the Trust Indenture Act.

(f) The Property Trustee shall not resign as a Trustee unless either:

(i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

(ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.

(g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of JSNs under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the JSNs subject to the rights of the Holders pursuant to the terms of such Securities, this Declaration, the Statutory Trust Act and the Trust Indenture Act.

(h) The Property Trustee shall have the power to appoint Paying Agents from time to time in accordance with Section 3.16.

(i) To the extent provided in this Declaration, the Property Trustee shall have the power and authority to act on behalf of the Trust with respect to the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation with the Secretary of State of the State of Delaware.

(j) After an Event of Default has occurred (other than an Event of Default that is by or with respect to the Property Trustee), the Property Trustee shall have the power and authority to act on behalf of the Trust with respect to compliance with the provisions of this Declaration and the taking of any action to give effect to the terms of this Declaration and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

(k) Subject to this Section 3.12, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.10.

The Property Trustee must exercise the powers set forth in this Section 3.12 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.13 Certain Duties and Responsibilities of the Property Trustee.

(a) Except during the continuance of an Event of Default:

(i) the Property Trustee shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee; and

(ii) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the

Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration.

(b) In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.8) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in the exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the affect of subsection (a) of this Section;

(ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

(iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity reasonably satisfactory to it, against such risk or liability is not reasonably assured to it;

(v) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the JSNs and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

(vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the JSNs or the payment of any taxes or assessments levied thereon or in connection therewith;

(vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.12(c)(i) and except to the extent otherwise required by law; and

(viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

(d) Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Property Trustee shall be subject to the provisions of this Section and Section 3.14.

SECTION 3.14 Certain Rights of Property Trustee.

(a) The Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) any request or direction of the Sponsor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers’ Certificate, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate delivered by the Sponsor or the Regular Trustees;

(d) the Property Trustee will not be liable for any action it takes or omits to take, which it believes to be authorized or within its rights or powers if such actions or omissions by the Property Trustee do not constitute negligence;

(e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

(f) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel or experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. Such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of the Property Trustee’s employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

(g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, satisfactory to the Property Trustee, against the costs, disbursements, advances and expenses (including attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, counsel, accountants and experts) and liabilities that might be incurred by the Property Trustee (or its agents, counsel, accountants and experts) in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that nothing contained in this Section 3.14(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Sponsor, personally or by agent or attorney;

(i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(j) the Property Trustee shall not be charged with knowledge of any Indenture Default, Event of Default or any other default with respect to the JSNs, the JSN Issuer or the Securities unless either (1) a Responsible Officer shall have actual knowledge of such Indenture Default, Event of Default or other default or (2) written notice of such Indenture Default, Event of Default or other default shall have been given to the Property Trustee by the Sponsor or any Holder of any Securities;

(k) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions;

(m) if (i) in performing its duties under this Declaration the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Declaration the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Declaration then, except as to any matter as to which the Holders are entitled to vote under the terms of this Declaration, then so long as no Event of Default has occurred and is continuing, the Property Trustee shall deliver a notice to the Sponsor requesting written instructions of the Sponsor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Sponsor; provided, however, that if the Property Trustee does not receive such instructions of the Sponsor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Declaration as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, gross negligence or willful misconduct;

(n) the permissive rights of the Property Trustee enumerated herein shall not be construed as duties; and

(o) no provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.

SECTION 3.15 Delaware Trustee.

The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Regular Trustees or the Property Trustee. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Holders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are to the fullest extent permitted by law replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration. The Delaware trustee shall have no liability for the acts or omissions of the Regular Trustees or the Property Trustee. The Delaware Trustee shall be entitled to all of the same rights, protections and immunities under this Declaration and with respect to the Trust as the Property Trustee.

SECTION 3.16 Appointment of Paying Agent.

The Paying Agent shall make Distributions to Holders from the Payment Account (which may be the Property Trustee Account) and shall report the amounts of such Distributions to the Property Trustee and the Regular Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove any Paying Agent in its sole discretion. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Regular Trustees and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company that satisfies the requirements of § 317(b) of the Trust Indenture Act) that is reasonably acceptable to the Sponsor and the Regular Trustees to act as Paying Agent. The Property Trustee may also appoint an additional Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Property Trustee shall execute and deliver to the Delaware Trustee and the Property Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Delaware Trustee and the Property Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 3.13, 3.14 and 10.4 herein and the Trust Indenture Act (to the extent applicable) shall apply to the Paying Agent, for so long as it shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Declaration to the Paying Agent shall include any co-paying agent chosen by the Property Trustee unless the context requires otherwise.

SECTION 3.17 Execution of Documents.

Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.10.

SECTION 3.18 Not Responsible for Recitals or Issuance of Securities.

The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities. Neither the Trustees nor any authenticating agent shall be accountable for the Sponsor’s performance hereunder, the Sponsor’s representations and warranties or the Sponsor’s use or application of the Securities or the proceeds thereof.

SECTION 3.19 Duration of Trust.

The Trust shall exist until dissolved and terminated pursuant to the provisions of Article VIII hereof.

SECTION 3.20 Mergers.

(a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described in Section 3.19(b) and (c).

(b) At the Sponsor’s request, the Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that:

(i) such successor entity (the “Successor Entity”) either:

(A) expressly assumes all of the obligations of the Trust under the Trust Preferred Securities; or

(B) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

(ii) a trustee of the Successor Entity possessing the same powers and duties as the Property Trustee is appointed to hold the JSNs then beneficially held by the Property Trustee on behalf of the Trust and the JSN Issuer expressly acknowledges such trustee as the Holder of the JSNs;

(iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders’ interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

(v) such Successor Entity has a purpose substantially identical to that of the Trust;

(vi) prior to such merger, consolidation, amalgamation, replacement conveyance, transfer or lease, the Trust has received an opinion of a nationally recognized counsel to the Trust experienced in such matters to the effect that:

(A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders’ interest in the new entity); and

(B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

(C) Following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust or the Successor Entity will continue to be classified as a grantor trust and will not be classified as an association or a partnership, in each case for United States federal income tax purposes; and

(vii) the Sponsor owns all of the Trust Common Securities of the Successor Entity and guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Trust Preferred Securities Guarantee.

(c) Notwithstanding Section 3.19(b), the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

SECTION 3.21 Property Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Sponsor or any other obligor upon the Securities or the property of the Trust or the Sponsor or of such other obligor or their creditors, the Property Trustee (irrespective of whether the principal of the JSNs shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust or the Sponsor, as the case may be, for the payment of overdue principal, premium or interest on the JSNs) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event that the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property

Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 3.22 Trustee May Enforce Claims Without Possession Of Securities.

All rights of action and claims under this Declaration or the Securities may be prosecuted and enforced by the Property Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Property Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 3.23 Application Of Money Collected.

To the fullest extent permitted by law, any money collected by the Property Trustee pursuant to this Declaration shall be applied in the following order, at the date or dates fixed by the Property Trustee and, in case of the distribution of such money on account of premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Property Trustee and each predecessor Property Trustee; and

SECOND: Subject to Article VIII, to the payment of the amounts then due and unpaid for premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for premium, if any, and interest, respectively.

SECTION 3.24 Forms of Documents Delivered to Trustees.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

ARTICLE IV

SPONSOR

SECTION 4.1 Sponsor’s Purchase of Trust Common Securities.

On the Closing Date, the Sponsor will purchase all of the Trust Common Securities issued by the Trust at the same time as the Trust Preferred Securities are sold.

SECTION 4.2 Responsibilities of the Sponsor.

In connection with the issue and sale of the Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

(a) to prepare for filing by the Trust with the Commission any necessary amendments, prospectuses, free writing prospectuses or other documents relating to the Trust’s registration statement on Form S-3 relating to the registration under the Securities Act of the Trust Preferred Securities;

(b) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

(c) to prepare for filing by the Trust an application to the New York Stock Exchange or any other national stock exchange for listing upon notice of issuance of any Trust Preferred Securities;

(d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A, including any pre-effective or post-effective amendments thereto, relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

(e) to negotiate the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Trust Preferred Securities;

(f) compliance with the listing requirements of the Trust Preferred Securities upon the New York Stock Exchange or such securities exchange or exchanges on which the Trust Preferred Securities are listed as shall be determined by the Sponsor and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing; and

(g) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

ARTICLE V

TRUSTEES

SECTION 5.1 Number of Trustees.

The number of Trustees initially shall be five, and:

(a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

(b) subject to the provisions of Section 5.6, after the issuance of any Securities, the number of Trustees may be increased or decreased by vote or written consent of the Holders of a Majority in Liquidation Amount of the Trust Common Securities voting as a class; provided, however, that the number of Trustees shall in no event be less than two; provided further that (1) there shall be one Delaware Trustee; (2) there shall be at least three Trustees who are employees or officers of, or are affiliated with the Sponsor (each a “Regular Trustee”); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

SECTION 5.2 Delaware Trustee.

If required by the Statutory Trust Act, the Delaware Trustee shall be:

(a) a natural person who is a resident of the State of Delaware; or

(b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided, that if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

SECTION 5.3 Property Trustee; Eligibility.

(a) There shall at all times be one Trustee (which may be the Delaware Trustee) that shall act as Property Trustee which shall:

(i) not be an Affiliate of the Sponsor;

(ii) be a Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

(iii) if the Trust is excluded from the definition of an Investment Company solely by means of Rule 3a-7 and to the extent Rule 3a-7 requires a trustee having certain qualifications to hold title to the “eligible assets” of the Trust, the Property Trustee shall possess those qualifications.

(b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

(c) The Property Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

(d) The Trust Preferred Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

(e) The initial Property Trustee shall be as set forth in Section 5.5 hereof.

SECTION 5.4 Qualifications of Regular Trustees and Delaware Trustee Generally.

Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5 Initial Trustees; Additional Powers of Regular Trustees.

(a) The initial Regular Trustees shall be:

Lisa Marie Kovac

Randall C. King

Mitchell D. Roberts

The initial Delaware Trustee shall be:

BNYM (Delaware)

100 White Clay Center

Route 273

P. O. Box 6995

Newark, Delaware 19711

Attn: Global Corporate Trust

The initial Property Trustee shall be:

The Bank of New York

101 Barclay Street, Floor 8 West

New York, New York 10286

Attn: Corporate Trust Administration

(b) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

(c) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.10.

SECTION 5.6 Appointment, Removal and Resignation of Trustees.

(a) Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

(i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

(ii) in the case of the Regular Trustees, after the issuance of any Securities, by vote or written consent of the Holders of a Majority in Liquidation Amount of the Trust Common Securities;

(iii) in the case of the Property Trustee and the Delaware Trustee, unless an Event of Default has occurred and is continuing after the issuance of the Securities and the Property Trustee is the beneficial owner of any JSNs on behalf of the Trust, by a vote or written consent of the Holders of a Majority in Liquidation Amount of the Trust Common Securities;

(iv) in the case of the Property Trustee and the Delaware Trustee, unless an Event of Default shall have occurred and is continuing after the issuance of any Securities, for cause by a vote or written consent of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities; and

(v) in the case of the Property Trustee and the Delaware Trustee, if an Event of Default shall have occurred and is continuing after the issuance of the Securities, by a vote or written consent of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities.

(b) (i) Removal of the Trustee that acts as Property Trustee in accordance with Section 5.6(a) shall not be effective until a successor Trustee possessing the qualifications to act as Property Trustee under Section 5.3 (a “Successor Property Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor; and

(ii) removal of the Trustee that acts as Delaware Trustee in accordance with Section 5.6(a) shall not be effective until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

(c) A Trustee appointed to office shall hold office until his or its successor shall have been appointed, or until his death or its dissolution, or until his or its removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

(i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

(A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

(B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders of the Securities; and

(ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

(d) The Holders of the Trust Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee as the case may be if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

(e) In case of the appointment hereunder of a successor Property Trustee or Delaware Trustee with respect to the Securities, the Sponsor, the retiring Trustee and each successor Trustee with respect to the Securities shall execute and deliver a declaration supplemental hereto wherein each successor Trustee shall accept such appointment and that (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities to which the appointment of such successor Trustee relates and (ii) shall add to or change any of the provisions of this Declaration as shall be necessary to provide for or facilitate the administration of the Trust hereunder; and upon the execution and delivery of such supplemental declaration the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities; but, on request of the Sponsor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities.

(f) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed, as the case may be, and accepted appointment as provided in this Section 5.6 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation or removal, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

(g) Upon request of any such Successor Property Trustee or Successor Delaware Trustee, the Sponsor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Property Trustee or Successor Delaware Trustee, as the case may be, all such rights, powers and trusts referred to in Section 5.6(e).

(h) No Successor Property Trustee or Successor Delaware Trustee shall accept appointment unless at the time of such acceptance, such Successor Property Trustee or Successor Delaware Trustee, as the case may be, shall be qualified and eligible under this Article.

(i) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

(j) Upon termination of this Declaration or the Trust or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to this Section 5.6, the Sponsor shall pay to such Trustee all amounts accrued and owing to such Trustee to the date of such termination, removal or resignation.

SECTION 5.7 Vacancies among Trustees.

If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8 Effect of Vacancies.

The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.6, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

SECTION 5.9 Meetings.

If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone or other communications equipment by means of which all persons participating in such meeting can hear each other) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone or other communications equipment by means of which all persons participating in such meeting can hear each other) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

SECTION 5.10 Delegation of Power.

(a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.10, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

(b) The Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

(c) Unless an Indenture Default shall have occurred and be continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may be then located, the Holder of the Trust Common Securities and the Regular Trustees shall have the power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust Property, or to act as separate trustee of the Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Declaration. If an Indenture Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person to which all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, may be sold or otherwise, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Property Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Property Trustee may adopt such authentication deliver the Securities then authenticated with the same effect as if such successor Property Trustee had itself authenticated such Securities.

ARTICLE VI

DISTRIBUTIONS; REDEMPTION

SECTION 6.1 Distributions.

Distributions shall be made on the Trust Preferred Securities and the Trust Common Securities in accordance with the terms of the Trust Preferred Securities and the Trust Common Securities set forth in Annex I hereto. If and to the extent that the JSN Issuer makes a payment of interest (including Additional Interest (as defined in the Indenture)), the Property Trustee shall and is directed to make a distribution (a “Distribution”) to Holders in accordance with the applicable terms of the Securities set forth in Annex I hereto. If there is more than one Holder, the Property Trustee shall be entitled to receive a Company Order as to the amount each Holder is entitled to receive.

SECTION 6.2 Redemption.

The Securities may be redeemed in accordance with the applicable terms of the Securities set forth in Annex I hereto.

ARTICLE VII

ISSUANCE OF SECURITIES

SECTION 7.1 General Provisions Regarding Securities.

(a) The Regular Trustees shall on behalf of the Trust issue one class of capital securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the “Trust Preferred Securities”) and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the “Trust Common Securities”). The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Trust Common Securities.

The Certificates shall be signed on behalf of the Trust by a Regular Trustee. Such signature shall be the manual or facsimile signature of any present or any future Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be such Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee. The Certificates so executed shall be delivered to the Property Trustee and upon such delivery the Property Trustee shall, upon receipt of a Company Order, authenticate either manually or by facsimile of the Sponsor such Certificates and deliver such Certificates upon the written order of the Sponsor, executed by an Authorized Officer thereof, without further corporate action by the Sponsor, in authorized denominations. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem (but which do not affect the rights, duties or responsibilities of the Property Trustee), or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage. A Certificate representing Securities shall not be valid until authenticated by the manual or facsimile signature of an authorized officer of the Property Trustee. Such signature shall be conclusive evidence that such Certificate has been authenticated under this Declaration.

The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Certificates. An authenticating agent may authenticate Certificates whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

(b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

(c) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

(d) Every Person, by virtue of having become a Holder or a Trust Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

ARTICLE VIII

TERMINATION OF TRUST; LIQUIDATION

SECTION 8.1 Dissolution of Trust.

(a) The Trust shall dissolve:

(i) upon the bankruptcy of the Sponsor;

(ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor; the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust;

(iv) subject to obtaining any required regulatory approval, when all of the Securities have been called for redemption and the amounts necessary for redemption thereof have been paid to the Holders in accordance with the terms of the Securities;

(v) subject to obtaining any required regulatory approval, when the Trust shall have been dissolved in accordance with the terms of the Securities upon election by the Sponsor of its right to terminate the Trust and distribute all of the JSNs to the Holders of Securities in exchange for all of the Securities and all of the JSNs shall have been distributed to the Holders of Securities in accordance with such election; or

(vi) before the issuance of any Securities, with the consent of all of the Regular Trustees and the Sponsor.

(b) Except as contemplated by Section 8.2, as soon as is practicable after the occurrence of an event referred to in Section 8.1(a), and after satisfaction of liabilities to creditors of the Trust as required by applicable law, including Section 3808 of the Statutory Trust Act, and subject to the terms set forth in Annex I, the Property Trustee, when notified in writing of the completion of the winding up of the Trust in accordance with the Statutory Trust Act, shall terminate the Trust by filing, at the expense and direction of the Sponsor, a certificate of cancellation with the Secretary of State of the State of Delaware.

(c) The provisions of Section 3.13 and Article X shall survive the termination of the Trust.

SECTION 8.2 Liquidation.

(a) If an event specified in clauses (a)(i), (a)(ii), (a)(iii) or (a)(v) of Section 8.1 occurs, the Trust shall be wound up and liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with Section 3808(e) of the Delaware Statutory Trust Act, to each Holder a number of JSNs (the “Like Amount”) with an aggregate stated principal amount equal to the aggregate Liquidation Amount of the outstanding Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Securities, subject to Section 8.2(d). Notice of liquidation shall be provided by the Sponsor to the Property Trustee at least five Business Days prior to the date the Property Trustee proposes to mail the notice of liquidation. Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 15 nor more than 45 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i) state the Liquidation Date;

(ii) state that, from and after the Liquidation Date, the Securities will no longer be deemed to be outstanding and any Certificates not surrendered for exchange will be deemed to represent a Like Amount of JSNs; and

(iii) provide such information with respect to the mechanics by which Holders may exchange Certificates for JSNs, or if Section 8.2(d) applies, receive a Liquidation Distribution, as the Administrators or the Property Trustee shall deem appropriate.

(b) Except where Section 8.2(d) applies, in order to effect the liquidation of the Trust and distribution of the JSNs to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of JSNs in exchange for the outstanding Certificates.

(c) Except where Section 8.2(d) applies, after the Liquidation Date, (i) the Trust Preferred Securities and Trust Common Securities will no longer be deemed to be outstanding, (ii) the Clearing Agency for the Trust Preferred Securities or its nominee, as the registered holder of the Global Certificates, shall receive a registered Global Certificate or Global Certificates representing the JSNs to be delivered upon such distribution with respect to Trust Preferred Securities held by the Clearing Agency or its nominee, (iii) any Trust Preferred Securities Certificates not held by the Clearing Agency for the Trust Preferred Securities or its nominee as specified in clause (ii) above will be deemed to represent JSNs having a principal amount equal to the stated Liquidation Amount of the Trust Preferred Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Securities Registrar for transfer or reissuance, and (iv) all rights of the Holders will cease, except the right to receive JSNs pursuant to Section 8.2(a).

(d) If, notwithstanding the other provisions of this Section 8.2 distribution of the JSNs is not practical (whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise), or if any dissolution event specified in clause (a)(iv) of Section 8.1 occurs, the Trust shall be dissolved and wound up and the Trust Property shall be liquidated by the Property Trustee in such manner as the Property Trustee determines subject to the requirements of applicable law. In such event, on the date of the dissolution of the Trust, unless the Securities have been redeemed or are to be redeemed on such date pursuant to Article VI, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Act, an amount equal to the aggregate of Liquidation Amount per Security plus accumulated and unpaid Distributions thereon to but excluding the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Trust Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with

Holders of Trust Preferred Securities except that the Trust Preferred Securities shall have a priority over the Trust Common Securities.

(e) If Section 8.2(d) applies, then after the date of dissolution of the Trust pursuant to Section 8.2(d), (i) the Trust Preferred Securities and Trust Common Securities will no longer be deemed to be outstanding, and (ii) all rights of the Holders will cease, except the right to receive the Liquidation Distribution in accordance with Section 8.2(d).

(f) If JSNs are distributed to the Holders of Securities, the Sponsor shall use its commercially reasonable efforts to cause the JSNs to be listed on the New York Stock Exchange or on such other exchange as the Trust Preferred Securities were listed immediately prior to distribution of the JSNs.

ARTICLE IX

TRANSFER OF INTERESTS

SECTION 9.1 Transfer of Securities.

(a) The Property Trustee shall designate, with the consent of the Regular Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Trust Preferred Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Preferred Security Certificates and the Trust Common Security Certificates may be served (the “Corporate Trust Office”). The Property Trustee initially designates its Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, NY 10286, Attention: Corporate Trust Administration, as its Corporate Trust Office for such purposes, which Corporate Trust Office the Regular Trustees hereby consent to. The Property Trustee shall give prompt written notice to the Sponsor, the Regular Trustees and to the Holders of any change in the location of any such office or agency. The Sponsor may at any time rescind or approve a change in the designation of or the location of the Corporate Trust Office. However, the Trust will be required to maintain a Corporate Trust Office.

(b) The Property Trustee shall act as the registrar and transfer agent (the “Securities Registrar”) for the purpose of registering the Securities and transfers and exchanges of the Securities. The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Trust Preferred Security Certificates and transfers and exchanges of Trust Preferred Security Certificates in which the registrar and transfer agent with respect to the Trust Preferred Securities (the “Securities Register”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Trust Preferred Security Certificates and Trust Common Security Certificates and registration of transfers and exchanges of Trust Preferred Security Certificates as herein provided.

(c) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void to the fullest extent permitted by law.

(d) Securities may be exchanged for other Securities of the same type and with the same aggregate Liquidation Amount and same terms as the Securities surrendered for exchange.

(e) Subject to this Article IX, Trust Preferred Securities shall be freely transferable.

(f) Subject to this Article IX, the Sponsor and any Related Party may only transfer Trust Common Securities to the Sponsor or a Related Party of the Sponsor; provided, that any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally recognized counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

(i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

(ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

To the fullest extend permitted by law, any attempted transfer of the Trust Common Securities, other than as set forth in this clause (e), shall be void. The Regular Trustees shall cause each Trust Common Securities Certificate issued to the Sponsor to contain the following legend:

“THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE SPONSOR OR AN AFFILIATE OF THE SPONSOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 9.1 OF THE DECLARATION.”

(g) Upon surrender for registration of transfer of any Certificate, the Property Trustee shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Property Trustee. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

(h) No service charge shall be made for any registration of transfer of Securities or any exchange, but the Trust may require payment of a sum sufficient to cover any tax or other charge that may be imposed in connection with any registration or transfer of Securities.

(i) All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Declaration, as the Securities surrendered upon such transfer or exchange.

(j) Neither the Trust nor the Property Trustee shall be required to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities and ending at the close of business on the day of mailing of a notice of redemption or to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

SECTION 9.2 Deemed Security Holders.

The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.3 Book Entry Interests.

Unless otherwise specified in the terms of the Trust Preferred Securities, the Trust Preferred Securities Certificates, on original issuance, will be issued in the form of one or more, fully registered, global Trust Preferred Security Certificates (each a “Global Certificate”), to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Trust Preferred Security Beneficial Owner will receive a definitive Trust Preferred Security Certificate representing such Trust Preferred Security Beneficial Owner’s interests in such Global Certificates, except as provided in Section 9.6. Unless and until definitive, fully registered Trust Preferred Security Certificates (the “Definitive Trust Preferred Security Certificates”) have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 9.6:

(a) the provisions of this Section 9.3 shall be in full force and effect;

(b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions or Liquidation Distributions on the Global Certificates and receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole holder of the Global Certificates and shall have no obligation to the Trust Preferred Security Beneficial Owners;

(c) to the extent that the provisions of this Section 9.3 conflict with any other provisions of this Declaration, the provisions of this Section 9.3 shall control; and

(d) the rights of the Trust Preferred Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Trust Preferred Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants.

SECTION 9.4 Notices to Clearing Agency.

Whenever a notice or other communication to the Trust Preferred Security Holders is required under this Declaration, unless and until Definitive Trust Preferred Security Certificates shall have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 9.6, the Trustees shall give all such notices and communications specified herein to be given to the Trust Preferred Security Holders to the Clearing Agency, and shall have no notice obligations to the Trust Preferred Security Beneficial Owners.

SECTION 9.5 Appointment of Successor Clearing Agency.

If any Clearing Agency elects to discontinue its services as a securities depositary with respect to the Trust Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Trust Preferred Securities.

SECTION 9.6 Definitive Trust Preferred Security Certificates.

If:

(a) a Clearing Agency elects to discontinue its services as a securities depositary with respect to the Trust Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.5; or

(b) the Regular Trustees elect after consultation with the Sponsor to terminate the book entry system through the Clearing Agency with respect to the Trust Preferred Securities,

then:

(c) Definitive Trust Preferred Security Certificates shall be prepared by the Regular Trustees on behalf of the Trust with respect to such Trust Preferred Securities; and

(d) upon surrender of the Global Certificates by the Clearing Agency, accompanied by registration instructions, the Regular Trustees shall cause Definitive Trust Preferred Security Certificates to be delivered to Trust Preferred Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Clearing Agency. The Definitive Trust Preferred Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate (but in no event will such legends or other endorsements affect the rights, duties or immunities of the Trustees), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Trust Preferred Securities may be listed, or to conform to usage.

SECTION 9.7 Definitive Trust Common Security Certificates.

A single Trust Common Security Certificate representing the Trust Common Securities shall be issued to the Sponsor in the form of a definitive Trust Common Security Certificate.

SECTION 9.8 Mutilated, Destroyed, Lost or Stolen Certificates.

If:

(a) any mutilated Certificates should be surrendered to the Property Trustee, or if the Property Trustee shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

(b) there shall be delivered to the Property Trustee such evidence of loss and such security or indemnity as may be required by it to keep each of the Trustees, the Sponsor and the Trust harmless;

then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Property Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 9.8, the Property Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 9.8 shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

ARTICLE X

LIMITATION OF LIABILITY OF

HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1 Liability.

(a) Except as expressly set forth in this Declaration, the Trust Preferred Securities Guarantee and the terms of the Securities, the Sponsor and the Trustees shall not be:

(i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities, which shall be made solely from assets of the Trust; and

(ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

(b) The Holder of the Trust Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust’s assets.

(c) Pursuant to § 3803(a) of the Statutory Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2 Exculpation.

(a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 10.3 Fiduciary Duty.

(a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between any Covered Persons; or

(ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise. In the event the Indemnified Person believes any ambiguity or uncertainty exists hereunder, the Indemnified Person may, in its sole discretion, refrain from taking any action, and shall be fully protected and not liable in any way to any person or entity for refraining from taking such action, unless the Indemnified Person receives written instructions signed by an Authorized Officer of the Sponsor which eliminates such ambiguity or uncertainty to the satisfaction of the Indemnified Person.

(c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

(i) in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4 Indemnification.

(a) (i) The JSN Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii) The JSN Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of

Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the JSN Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Trust Common Security Holder of the Trust.

(v) Expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the JSN Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the JSN Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the JSN Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Trust Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Trust Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Trust Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Trust Preferred Security Holders.

(vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the JSN Issuer or Holders of the Trust Preferred Securities or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the JSN Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

(vii) The JSN Issuer may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the JSN Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

(viii) For purposes of this Section 10.4(a), references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b) The Sponsor agrees to pay (i) all debts and other obligations of the Trust (other than with respect to the Securities), (ii) all costs and expenses of the Trust (including costs and expenses relating to the organization and operation of the Trust), (iii) the Property Trustee and the Delaware Trustee from time to time such reasonable compensation for services rendered by each hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (iv) except as otherwise expressly provided herein, to reimburse the Property Trustee and the Delaware Trustee, as the case may be, upon their request for all reasonable costs and expenses, disbursements and advances incurred or made by the Property Trustee or the Delaware Trustee incurred or made by any provision of this Declaration (including the reasonable costs of collection, and the reasonable compensation, expenses, advances and disbursements of their counsel, accountants and experts), except any such expense, disbursements or advance as may be attributable to its negligence or bad faith; (v) to indemnify (A) the Property Trustee, (B) the Delaware Trustee, (C) any Affiliate of the Property Trustee and the Delaware Trustee, and (D) any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (A) through (D) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, damage, claim, liability or expense (including the reasonable compensation, expenses and disbursements of the Property

Trustee’s and the Delaware Trustee’s agents and counsel) of any kind and nature incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the Trust or the performance of their duties hereunder, including but not limited to the costs and expenses (including the reasonable compensation, expenses and disbursements of the Property Trustee’s and the Delaware Trustee’s agents and counsel) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder ; and (vi) any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) which the Trust becomes subject to. The obligations of the JSN Issuer as set forth in this Section 10.4(b) shall survive the resignation or removal of the Property Trustee or the Delaware Trustee, as the case may be, and the satisfaction and discharge of this Declaration.

SECTION 10.5 Outside Businesses.

Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

SECTION 10.6 May Hold Securities.

Any Trustee, any authenticating agent, any Paying Agent, any Securities Registrar or any other agent of the Sponsor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to compliance with Sections 310(b), 311(a) and 311(b) of the Trust Indenture Act, may otherwise deal with the Sponsor with the same rights it would have if it were not a Trustee, authenticating agent, Paying Agent, Securities Registrar or such other agent.

ARTICLE XI

ACCOUNTING

SECTION 11.1 Fiscal Year.

The fiscal year (“Fiscal Year”) of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2 Certain Accounting Matters.

(a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

(b) The Regular Trustees shall cause to be prepared and delivered to each of the Holders of Securities, to the extent, if any, required by the Trust Indenture Act, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

(c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

(d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3 Banking.

The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the JSNs held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4 Withholding.

The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

ARTICLE XII

AMENDMENTS AND MEETINGS

SECTION 12.1 Amendments.

(a) This Declaration may be amended from time to time by the Regular Trustees and the Holders of the Trust Common Securities without the consent of the Holders of the Securities, the Property Trustee or the Delaware Trustee to:

(i) cure any ambiguity;

(ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

(iii) to make any other provisions with respect to matters or questions arising under this Declaration, which may not be inconsistent with the other provisions of this Declaration, unless such amendment will materially and adversely affect the interests of any Holder of Trust Preferred Securities, the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee;

(iv) modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations, unless such amendment will materially and adversely affect the interests of any Holder of Trust Preferred Securities, the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee;

(v) provide the Trust Preferred Security Certificates may be executed by a Regular Trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Sponsor of an authentication agent and certain related provisions;

(vi) require that Holders that are not United States persons for United States federal income tax purposes irrevocably appoint a United States person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for United States federal income tax purposes;

(vii) conform the terms of this Declaration to the description of the Declaration and the Securities in the prospectus supplement filed with the Commission in connection with the offer and sale of the Trust Preferred Securities;

(viii) add to the covenants, restrictions or obligations of the Sponsor;

(ix) to conform to any change in Rule 3a-5 or Rule 3a-7 or written change in interpretation or application of Rule 3a-5 or Rule 3a-7 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the right, preferences or privileges of the Holders; or

(x) to modify, eliminate or add to any provision of the Declaration to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

(b) Except as provided in Section 12.1(c), this Declaration may be amended from time to time by the Regular Trustees and the Holders of the Trust Common Securities with:

(i) the consent of Holders of at least a Majority in Liquidation Amount of the Trust Preferred Securities affected by the amendments; and

(ii) an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or affect the Trust’s exemption from status as an Investment Company under the Investment Company Act.

(c) In addition to and notwithstanding any other provision of this Declaration, this Declaration may not be amended without the consent of each affected Holder of Securities to:

(i) change the amount or timing, or otherwise adversely affect the amount, of any Distribution required to be made in respect of Securities as of a specified date; or

(ii) restrict the right of a Holder to institute a suit for the enforcement of any payment of a Distribution on or after a specified date.

(d) Notwithstanding anything in this Declaration to the contrary, this Declaration may not be amended to the extent the result of such amendment would be to:

(i) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

(ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act;

(iii) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act; or

(iv) affect the rights, powers, duties, obligations or immunities of the Delaware Trustee unless such amendment has been approved in a written instrument executed by the Delaware Trustee.

(v) affect the rights, powers, duties, obligations or immunities of the Property Trustee unless such amendment has been approved in a written instrument executed by the Property Trustee.

(e) Notwithstanding anything in this Declaration to the contrary, no amendment to this Declaration shall be made, and any such purported amendment shall be void and ineffective unless the Property Trustee shall have first received:

(i) an Officers’ Certificate from each of the Trust and the Sponsor conforming to the requirements of Section 2.7 and stating that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

(ii) an Opinion of Counsel conforming to the requirements of Section 2.7 and stating that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

(f) Any amendment to this Declaration pursuant to Section 12.1(a) shall become effective when notice thereof is given to the Property Trust, the Delaware Trustee and the Holders of the Trust Preferred Securities.

(g) Every amendment to this Declaration executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 12.2 Meetings of the Holders of Securities; Action by Written Consent.

(a) Meetings of the Holders of any class of Securities may be called at any time by the Property Trustee (or as provided in the terms of the Securities) if so directed by the Holders pursuant to this Section 12.2 to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading. The Property Trustee shall call a meeting of the Holders of such class if directed to do so for any proper purpose by the Holders of Securities representing at least 10% in Liquidation Amount of such class of Securities. Such direction shall be given by delivering to the Property Trustee a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Such writing shall be delivered to the Property Trustee at least five Business Days prior to the date the Property Trustee proposes to mail to Holders the notice of the meeting of Holders as required by Section 12.2(b)(i). Any Holders of Securities calling a meeting shall specify in writing the Security Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

(b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

(i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in Liquidation Amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Property Trustee may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Property Trustee;

(ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

(iii) each meeting of the Holders of the Securities shall be conducted by the Property Trustee or by such other Person that the Property Trustee may designate; and

(iv) unless the Statutory Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Trust Preferred Securities are then listed or trading, otherwise provides, the Property Trustee, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

SECTION 12.3 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Declaration to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the appropriate Trustee, and, where it is hereby expressly required, to the Sponsor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Declaration and (subject to Sections 3.12 and 3.14) conclusive in favor of the Trustee and the Sponsor, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver, approval or other Act of the Holder of any Security shall bind, to the fullest extent permitted by law, every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of any action taken, omitted or suffered to be taken by the Trustee or the Sponsor in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Property Trustee may set any day as a record date for the purpose of determining the Holders of Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver, approval or other action provided or permitted by this Declaration to be given, made or taken by Holders of Securities. Nothing in this paragraph shall be construed to prevent the Property Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite Liquidation Amount of Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Sponsor, at its own expense, shall cause notice of such record date and the proposed action by Holders to be given to the Property Trustee in writing and to each Holder of Securities by first class mail, postage prepaid.

ARTICLE XIII

REPRESENTATIONS OF PROPERTY TRUSTEE

AND DELAWARE TRUSTEE

SECTION 13.1 Representations and Warranties of Property Trustee.

The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:

(a) the Property Trustee is a Person eligible to act as Property Trustee under Section 5.3, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(b) the execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether such enforcement of is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or By-laws of the Property Trustee; and

(d) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Property Trustee, of this Declaration.

SECTION 13.2 Representations and Warranties of Delaware Trustee.

The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:

(a) the Delaware Trustee is a Person eligible to act as Delaware Trustee under Sections 5.2 and 5.4, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration. The Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(c) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Declaration; and

(d) the Delaware Trustee, in the case of a natural person, is a person who is a resident of the State of Delaware, or if not a natural person, is an entity which maintains its principal place of business in the State of Delaware.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1 Notices.

All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

(a) if given to the Trust, in care of the Regular Trustees at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

PNC Capital Trust E

c/o The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Chief Financial Officer

(b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

BNYM (Delaware)

100 White Clay Center

Route 273

P.O. Box 6995

Newark, Delaware 19711

Attention: Global Corporate Trust

(c) if given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

The Bank of New York

101 Barclay Street, Floor 8 West

New York, New York 10286

Attention: Corporate Trust Administration

(d) if given to the Holder of the Trust Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Trust Common Securities may give notice of to the Trust):

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Chief Financial Officer

(e) if given to any other Holder, at the address set forth on the books and records of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 14.2 Governing Law.

This Declaration and the rights of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 14.3 Intention of the Parties.

It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 14.4 Headings.

Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 14.5 Successors and Assigns.

All covenants and agreements in this Declaration shall bind the successors and assigns, receivers, trustees and representatives of the Sponsor, whether so expressed or not, and shall inure to the benefit of the Holders of the Securities then outstanding.

SECTION 14.6 Partial Enforceability.

In case any provision in this Declaration or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided, however, that if any excluded paragraph shall affect the rights, immunities, duties or obligations of the Property Trustee or Delaware Trustee, the Property Trustee and/or Delaware Trustee shall be entitled to resign immediately, subject to Section 5.6.

SECTION 14.7 Further Assurances.

From time to time whenever reasonably requested by the Property Trustee or the Delaware Trustee, the Sponsor will make, execute and deliver or cause to be made, executed and delivered any and all further assurances and all other instruments and assurances and take all such further action as may be necessary or proper to carry out the intent of or to facilitate the performance of the terms of this Declaration or to secure the rights and remedies hereunder of the Holders of the Securities.

SECTION 14.8 Benefits of Declaration.

Nothing in this Declaration or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of the JSNs and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Declaration.

SECTION 14.9 Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

Name:
Title:	Regular Trustee

Name:
Title:	Regular Trustee

Name:
Title:	Regular Trustee

BNYM (DELAWARE),
as Delaware Trustee

By:
Name:
Title:

THE BANK OF NEW YORK, as Property Trustee

By:
Name:
Title:

THE PNC FINANCIAL SERVICES GROUP, INC., as Sponsor

By:
Name:
Title:

ANNEX I

TERMS OF

7  3/4% TRUST PREFERRED SECURITIES

7  3/4% TRUST COMMON SECURITIES

If anything herein shall be found to conflict with the terms or conditions of the Declaration (as defined herein), this Annex I shall control. Pursuant to Section 7.1 of the Second Amended and Restated Declaration of Trust, dated as of February 13, 2008 (as amended from time to time, the “Declaration”), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities and the Trust Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Prospectus referred to below):

1.	Designation and Number.

(a)

Trust Preferred Securities. 18,000,000 trust preferred securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of four hundred fifty million dollars ($450,000,000), and a liquidation amount with respect to the assets of the Trust of $25 per preferred security, are hereby designated for the purposes of identification only as “7  3/4% Trust Preferred Securities” (the “Trust Preferred Securities”). The Trust Preferred Security Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Trust Preferred Securities are listed.

(b)

Trust Common Securities. 400 trust common securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of ten thousand dollars ($10,000), and a liquidation amount with respect to the assets of the Trust of $25 per common security, are hereby designated for the purposes of identification only as “7  3/4% Trust Common Securities” (the “Trust Common Securities”). The Trust Common Security Certificates evidencing the Trust Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2.	Distributions.

(a)

Distributions on the Securities shall be cumulative and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from and including February 13, 2008 and, except in the event (and to the extent) that the JSN Issuer exercises its right to defer the payment of interest on the JSNs pursuant to the Indenture, shall be payable quarterly in arrears not later than 10:00 a.m. (New York City time) on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2008. If any date on which a Distribution is otherwise payable on the Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay), with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 2(a), a “Distribution Date”). The period beginning on and including February 13, 2008 and ending on but excluding the first Distribution Date, and each successive period beginning on and including a Distribution Date and ending on but excluding the next Distribution Date is a “Distribution Period.”

(b)

The Securities shall be entitled to Distributions payable at a rate of 7  3/4% per annum of the Liquidation Amount of the Securities (the “Coupon Rate”). The amount of Distributions payable for any period less than a full Distribution Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution Period will be computed by dividing the rate by four. Distributions on the Securities accumulate from and including the most recent Distribution Date to which Distributions have been paid or duly provided for or, if no Distributions have been paid or duly provided for, from and including February 13, 2008, to but excluding the date the Liquidation Amount has been paid or duly made available for payment.

(c)	Distributions that are not paid on the applicable Distribution Date will accumulate additional distributions at the rate per annum equal to the Coupon Rate, compounded on each subsequent Distribution Date. Additional Distributions will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution Period will be computed by dividing the rate by four. The term “Distributions” as used in this Section 2 shall include any additional Distributions provided pursuant to this Section 2(c).

(d)	The JSN Issuer has the right to defer the payment of interest on the JSNs at any time and from time to time for a period not exceeding 10 years (“Optional Deferral Period”), provided that no Optional Deferral Period may extend beyond March 15, 2068 (the “Final Maturity Date”) or the earlier repayment or redemption in full of the JSNs. As a consequence of any such deferral, quarterly Distributions on the Securities by the Trust will also be deferred to the extent and except as provided in the JSNs. Upon receipt of a notice of an Optional Deferral Period from the JSN Issuer, the Property Trustee shall give notice to each Holder of such Optional Deferral Period. Deferred Distributions will be payable on the first Distribution Date following the last day of the Optional Deferral Period to the Holders as of the record date for such Distribution Date.

(e)	Distributions on the Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register at the close of business on the relevant record date, which shall be the close of business on the last day of the month immediately preceding the month in which the Distribution Date falls (whether or not such day is a Business Day).

(f)	Distributions on the Securities shall be made by the Property Trustee from the Payment Account and shall be payable not later than 10:00 a.m. (New York City time) on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the Payment of such Distributions. Distributions shall be paid (i) with respect to Trust Preferred Securities in book-entry only form, to the Clearing Agency and the Clearing Agency will credit the relevant Holders’ accounts with the Clearing Agency, or (ii) with respect to Trust Preferred Securities in definitive form and Trust Common Securities, by check mailed to the address of the relevant Holder appearing in the Securities Register on the relevant record date.

3.	Liquidation Distribution Upon Dissolution.

(a)	In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the Holders of the Securities on the date of the dissolution, winding-up or termination, as the case may be, will be entitled to receive out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of liabilities of creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution” and such date being the “Liquidation Distribution Date”), unless, in connection with such dissolution, winding-up or termination, JSNs in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate equal to the Coupon Rate, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities outstanding at such time, have been distributed on a pro rata basis to the Holders of the Securities in exchange for such Securities. Prior to any such Liquidation Distribution, the JSN Issuer will obtain any required regulatory approval.

(b)	If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a pro rata basis in accordance with the Declaration.

4.	Redemption or Repayment.

(a)	On each date fixed for redemption of any JSNs to be redeemed under the Indenture (each a “Redemption Date”) and on each date fixed for repayment of any JSNs to be repaid under the Indenture, including the Final Maturity Date (each a “Repayment Date”), the Trust will be required to redeem or repay Securities having a Liquidation Amount equal to that portion of the principal amount of JSNs to be contemporaneously repaid or redeemed in accordance with the Indenture. In each case, the redemption price for each Security (the “Redemption Price”) or the repayment price for each Security (the “Repayment Price”) shall be equal to the amount payable under the Indenture for each JSN to be contemporaneously repaid or redeemed.

(b)	Prior to any such redemption or repayment of the JSNs (other than a repayment on or after the Final Maturity Date), the JSN Issuer will obtain any required regulatory approval.

(c)	If an Event of Default which is an Indenture Default attributable to an Event of Default (as defined in the Indenture) has occurred and is continuing, the Holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities then outstanding may (i) direct the Property Trustee to exercise its right to declare the principal amount of the JSNs immediately due and payable pursuant to the Indenture or (ii) declare the principal amount of the JSNs immediately due and payable pursuant to the terms of the Indenture. Any such declaration may be rescinded and annulled by at least a Majority in Liquidation Amount of the Trust Preferred Securities in accordance with the terms of the Indenture.

(d)	The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all Distribution Periods ending on or before the Redemption Date.

(e)	If redemption of less than all the Trust Preferred Securities in connection with a partial redemption of the JSNs would result in a delisting of the Trust Preferred Securities from the New York Stock Exchange or any other national exchange or over-the-counter market on which the Trust Preferred Securities are then listed or traded, the JSN Issuer may only redeem the JSNs in whole and not in part.

(f)

Upon receipt of a notice from the JSN Issuer or the JSN Trustee, notice of any redemption of JSNs (a “Redemption Notice”) will be given by the Property Trustee to each Holder of the Securities to be redeemed contemporaneously with such JSNs not fewer than 30 nor more than 60 days before the Redemption Date and, once given, will be irrevocable. Upon receipt of a notice from the JSN Issuer or the JSN Trustee, notice of any repayment of JSNs (a “Repayment Notice”) will be given by the Property Trustee to each Holder of the Securities to be repaid contemporaneously with such JSNs no fewer than 10 Business Days nor more than 15 Business Days before the Repayment Date. A Redemption Notice or Repayment Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to the Holders of the Securities. Each Redemption Notice or Repayment Notice shall be addressed to the Holders of the Securities at the address of each such Holder appearing in the Securities Register and shall include (i) the Redemption Date or Repayment Date, as the case may be, (ii) the Redemption Price or the Repayment Price, as the case may be, (iii) the CUSIP number or CUSIP numbers of the Securities affected, (iv) that on the Redemption Date or Repayment Date the Redemption Price or Repayment Price will become due and payable upon each such Security to be redeemed or repaid, as the case may be, and that Distributions thereon will cease to accumulate on and after said date, and (v) the place or places where the Trust Preferred Security Certificates or the Trust Common Security Certificates are to be surrendered for the payment of the Redemption Price or Repayment Price. No defect in the Redemption Notice or Repayment Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or repayment proceedings with respect to any other Holder.

(g)	If less than all of the JSNs are to be redeemed or repaid on a Redemption Date or a Repayment Date, as the case may be, then the aggregate Liquidation Amount of Securities to be redeemed or repaid shall be allocated pro rata to the Trust Preferred Securities and Trust Common Securities, except in the case of a payment default, in which case the rights to payment of the Holders of the Trust Common Securities will be subordinated to the rights of the Holders of the Trust Preferred Securities. The Property Trustee will select the particular Securities to be redeemed or repaid on a pro rata basis not more than 60 days before the Redemption Date or Repayment Date, as the case may be, from the outstanding Securities not previously called for redemption or repayment by any method the Property Trustee deems fair and appropriate, or if the Securities are in book-entry only form, in accordance with DTC’s standard procedures.

(h)

If Securities are to be redeemed or repaid and the Trust gives a Redemption Notice or a Repayment Notice, which notice may only be issued if the JSNs are redeemed or repaid as set out in this Section 4 and which notice will be irrevocable, then (A) while the Trust Preferred Securities are in book-entry only form, with respect to the Trust Preferred Securities, by 12:00 noon, New York City time, on the Redemption Date or Repayment Date, as the case may be, provided, that the JSN Issuer has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or repayment of the JSNs, the Property Trustee will deposit irrevocably with DTC or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price or Repayment Price, as the case may be, with respect to the Trust Preferred Securities to be redeemed or repaid and will give DTC (or any successor Clearing Agency) irrevocable instructions and authority to pay the Redemption Price or Repayment Price, as the case may be, to the Trust Preferred Securities Beneficial Owners, and (B) with respect to Trust Preferred Securities issued in definitive form and Trust Common Securities, provided, that the JSN Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or repayment of the JSNs, the Property Trustee will deposit irrevocably with the Paying Agent funds sufficient to pay the applicable Redemption Price or Repayment Price, as the case may be, with respect to the Trust Preferred Securities and Trust Common Securities to be redeemed or repaid and will give the Paying Agent irrevocable instructions to pay the relevant Redemption Price or Repayment Price, as the case may be, to Holders thereof upon surrender of their Certificates evidencing the Trust Preferred Securities and Trust Common Securities, as the case may be. If a Redemption Notice or Repayment Notice shall have been given and funds deposited as required, then immediately prior to the close of business on the Redemption Date or Repayment Date, as the case may be, Distributions will cease to accrue on the Securities so called for redemption or repayment and all rights of the Holders of such Securities so called for redemption or repayment will cease, except the right of the Holders of such Securities to receive the Redemption Price or the Repayment Price, but without interest on such Redemption Price or Repayment Price and the

Securities called for redemption or repayment will cease to be outstanding. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption or repayment. If any date fixed for redemption or repayment of Securities is not a Business Day, then payment of the Redemption Price or Repayment Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date fixed for redemption or repayment. If payment of the applicable Redemption Price or Repayment Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the Trust Preferred Securities Guarantee, Distributions on such Securities will continue to accrue at the Coupon Rate, compounded on each Distribution Date, from the original Redemption Date or Repayment Date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption or repayment, as the case may be, for purposes of calculating the applicable Redemption Price or Repayment Price.

(i)	Redemption Notices and Repayment Notices shall be sent by the Property Trustee on behalf of the Trust to (A) in respect of the Trust Preferred Securities, DTC or its nominee (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Definitive Trust Preferred Security Certificates have been issued, to the Holder thereof and (B) in respect of the Trust Common Securities to the Holder thereof.

(j)	Distributions in respect of any Security to be redeemed or repaid that are payable on a Distribution Date occurring on or before the relevant Redemption Date shall be paid to the Holder of such Security on the record date for the relevant Distribution.

(k)	Unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any Securities redeemed in part only, to the portion of the aggregate Liquidation Amount of such Securities that are redeemed.

(l)	Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the JSN Issuer or its affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

5.	Voting Rights - Trust Preferred Securities.

(a)	Except as provided under Section 5(b) and as otherwise required by law and the Declaration, the Holders of the Trust Preferred Securities will have no voting rights.

(b)	Subject to the requirements set forth in this paragraph, the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, voting separately as a class,

may direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as a holder of the JSNs, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the JSN Trustee, or exercise any trust or power conferred on the JSN Trustee with respect to the JSNs, (ii) waive any past Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the JSNs shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the JSNs where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of each holder of each JSN affected thereby, the Property Trustee may not give such consent without the prior consent of each Holder of Trust Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities, except by a subsequent vote of the Holders of the Trust Preferred Securities. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the JSN Trustee, the Property Trustee, as a holder of the JSNs, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust and will not be classified as an association or partnership, in each case for United States federal income tax purposes. If an Event of Default has occurred and is continuing and such event is an Indenture Default attributable to the failure of the JSN Issuer to pay interest or principal on the JSNs on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then, to the fullest extent permitted by law, a Holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder (a “Direct Action”) of the principal of or interest on the JSNs having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder on or after the respective due date specified in the JSNs without first (i) directing the Property Trustee to enforce the terms of the JSNs or (ii) instituting a legal proceeding directly against the JSN Issuer to enforce the Property Trustee’s rights under the JSNs. Except as provided in the preceding sentence, the Holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the JSNs. In connection with such Direct Action, the JSN Issuer will be subrogated to the rights of such Holder of Trust Preferred Securities under the Declaration to the extent of any payment made by the JSN Issuer to such Holder of Trust Preferred Securities in such Direct Action.

(c)

In the event the consent of the Property Trustee as the beneficial holder of the JSNs is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the JSNs, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of greater than a majority in aggregate principal amount of the JSNs (a “Super Majority”), the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in Liquidation Amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the JSNs outstanding; provided, further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this Section 5(c) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

(d)	Notwithstanding that Holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

6.	Voting Rights - Trust Common Securities.

(a)	Except as provided under Section 6(b) or as otherwise required by law and the Declaration, the Holders of the Trust Common Securities will have no voting rights.

(b)

Subject to Section 2.6 of the Declaration and only after all Events of Default with respect to the Trust Preferred Securities have been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in Liquidation Amount of the Trust Common Securities, voting separately as a class, may direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the JSN Trustee, or exercising any trust or power conferred on the JSN Trustee with respect to the JSNs, (ii) waiving any past Event of Default that is waivable under Section 5.13 of the Indenture, or (iii) exercising any right to rescind or annul a declaration that the principal of all the JSNs shall be due and payable, provided that, where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of JSNs affected thereby (a “Super Majority”), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in Liquidation Amount of the Trust Common Securities which the relevant Super Majority represents of the aggregate principal amount of the JSNs outstanding. Pursuant to this Section 6(b), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the JSN Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Trust Common Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights under the Declaration, any Holder of Trust Common Securities may institute a legal proceeding directly against any Person to enforce the Property Trustee’s rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person.

(c)	No vote or consent of the Holders of the Trust Common Securities will be required for the Trust to redeem and cancel Trust Common Securities or to distribute the JSNs in accordance with the Declaration and the terms of the Securities.

7.	Pro Rata.

A reference in these terms of the Securities to any payment, distribution or treatment as being “pro rata” shall mean pro rata to each Holder of Securities according to the aggregate Liquidation Amount of the Securities held by the relevant Holder in relation to the aggregate Liquidation Amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Trust Preferred Securities pro rata according to the aggregate Liquidation Amount of Trust Preferred Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Trust Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Trust Preferred Securities, to each Holder of Trust Common Securities pro rata according to the aggregate Liquidation Amount of Trust Common Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Trust Common Securities outstanding.

8.	Ranking.

(a)	The Trust Preferred Securities rank pari passu and payment thereon shall be made pro rata with the Trust Common Securities except that, where an Indenture Default occurs and is continuing in respect of the JSNs held by the Property Trustee, the rights of Holders of the Trust Common Securities to payment in respect of Distributions and payments upon liquidation, redemption, repayment and otherwise are subordinated to the rights to payment of the Holders of the Trust Preferred Securities.

(b)

In the case of any Event of Default under the Declaration resulting from an Indenture Default, the Holder of the Trust Common Securities will have no right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Events of Default under the Declaration with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of Trust Preferred Securities, and only the Holders of the Trust

Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

(c)	If the Trust is liquidated prior to the Final Maturity Date, no Liquidation Distributions shall be made on the Trust Common Securities unless full Liquidation Distributions are made on the Trust Preferred Securities.

9.	Listing.

The Regular Trustees shall use their best efforts to cause the Trust Preferred Securities to be listed on the New York Stock Exchange.

10.	Acceptance of Securities Guarantee and Indenture.

THE RECEIPT AND ACCEPTANCE OF A SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS DECLARATION, THE TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT AND THE INDENTURE, AND THE AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS DECLARATION SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

11.	No Preemptive Rights.

The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

12.	Miscellaneous.

These terms constitute a part of the Declaration.

The Sponsor will provide a copy of the Declaration or the Trust Preferred Securities Guarantee, and the Indenture to a Holder without charge on written request to PNC at its principal place of business.

EXHIBIT A-1

FORM OF TRUST PREFERRED SECURITY CERTIFICATE

A-1-1

EXHIBIT A-2

FORM OF TRUST COMMON SECURITY CERTIFICATE

A-2-1

EXHIBIT B

SPECIMEN OF JUNIOR SUBORDINATED NOTE

B-1-1

EXHIBIT C

UNDERWRITING AGREEMENT

C-1